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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): December 6, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On December 6, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: December 6, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated December 6, 1996

     TCSI AND RBOC DISCONTINUE DISCUSSIONS RELATING TO ANTICIPATED CONTRACT

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For additional information contact:

TCSI Corporation
     Investor Inquiries:  (510) 649-3404

BERKELEY, California - December 6, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, announced today that discussions have been terminated with respect to an anticipated contract with a Regional Bell Operating Company (RBOC). The agreement was expected to generate significant on-going revenues for TCSI. The Company is in discussions with the RBOC regarding the terms of payment for work performed by TCSI to date in connection with the proposed engagement. TCSI continues to work with the RBOC on another engagement.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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